Exhibit 1.1

Five Point Holdings, LLC

[●] Class A Common Shares1

Underwriting Agreement

New York, New York

[●], 2017

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Five Point Holdings, LLC, a limited liability company organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [●] Class A common shares (“Class A Shares”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [●] additional Class A Shares to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Representatives” as used

[1]	Plus an option to purchase from the Company up to [●] additional Securities to cover over-allotments herein shall mean you, as Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Securities set forth opposite its name on the Schedule II to this Agreement, up to [●] shares, for sale to the Company’s employees, officers, and directors [and other parties associated with the Company] (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by [8:00 A.M.] Eastern Time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

On May 2, 2016, the Company and certain other persons effected a series of formation transactions as described in the Disclosure Package and the Prospectus (each as defined below) under the caption “Structure and Formation of Our Company” (collectively, the “Formation Transactions”).

On April 3, 2017, the Company and Five Point Operating Company, LLC, a Delaware limited liability company (“Opco”), entered into the Amended and Restated Securities Purchase Agreement with LenFive, LLC (“LenFive”) and Lennar Homes of California, Inc. (the “Securities Purchase Agreement”) pursuant to which Opco will sell and issue $100 million of its Class A common units, and an equal number of Class B common shares of the Company at a price of $0.00633 per share, to LenFive in a private placement transaction that will close substantially concurrently with the closing of the offering contemplated by this Agreement (the “Concurrent Private Placement”).

Each of (i) the Company, (ii) Opco, (iii) Five Point Land, LLC, a Delaware limited liability company, (iv) Heritage Fields LLC, a Delaware limited liability company, (v) The Shipyard Communities, LLC, a Delaware limited liability company, (vi) Five Point Communities Management, Inc., a Delaware corporation, and (vii) Five Point Communities, LP, a Delaware limited partnership, is referred to herein as a “Five Point Party” and, collectively, as the “Five Point Parties.” The Five Point Parties, together with the other subsidiaries of the Company, after giving effect to the Formation Transactions, are referred to herein as the “Five Point Entities” and each, a “Five Point Entity.”

1. Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-217213) on Form S-11, including a related preliminary prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall, except to the extent the Representatives shall agree in writing to a modification, be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities, if any, are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of its date and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, and (iii) each individual Written Testing-the-Waters Communication, if any, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, in each case, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(f) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(g) No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h) Each of the Company and its subsidiaries listed on Annex A hereto (its “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, limited liability company or limited partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the

Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so incorporated or organized or so validly existing and in good standing, to have such power or authority or to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, properties or assets of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”), and except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(i) All the outstanding shares of capital stock, partnership interests, member interests or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions, in the case of any Subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement), and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(j) There is no contract or other document or agreement required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Certain Relationships and Related Party Transactions,” “Policies with Respect to Certain Activities,” “Structure and Formation of Our Company,” “Description of Shares,” “The Limited Liability Company Agreement of the Operating Company,” “The Operating Agreement of the San Francisco Venture,” “Shares Eligible for Future Sale,” and “U.S. Federal Income Tax Considerations” and under Part II, Items 33 and 34 of the Registration Statement, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The [Fourth] Amended and Restated Limited Liability Company Agreement of Heritage Fields LLC, dated as of [●], 2017 (the “HF LLC Agreement”), has been duly authorized, executed and delivered by Five Point Heritage Fields, LLC, a Delaware limited liability company (“FPHF”), and constitutes a valid and legally binding agreement of FPHF.

(m) None of the Company or its Subsidiaries is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will any of them be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(n) No consent, approval, authorization, registration, filing with or order of any court or governmental agency or body is required for the execution and delivery by the Company of this Agreement, the issue and sale by the Company of the Securities pursuant to this Agreement, the consummation by the Company and Opco of the transactions contemplated by this Agreement and the Concurrent Private Placement, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus, and (iv) such as would not reasonably be expected to have a Material Adverse Effect.

(o) The execution and delivery by the Company of this Agreement, the issue and sale by the Company of the Securities pursuant to this Agreement, the consummation by the Company and Opco of the transactions contemplated by this Agreement and the Concurrent Private Placement did not and will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries or Heritage Fields LLC and its subsidiaries (collectively, the “Great Park Venture”) pursuant to, (i) the charter, by-laws or similar organizational documents of the Company or any of its Subsidiaries or the Great Park Venture, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries or the Great Park Venture is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries or the Great Park Venture of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or the Great Park Venture or any of its or their properties, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, violations, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect.

(p) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(q) The consolidated historical financial statements and schedules of (i) the Company and its subsidiaries (collectively, the “Predecessor”), (ii) the Great Park Venture, (iii) The Shipyard Communities, LLC and its subsidiaries (collectively, the “San Francisco Venture”), and (iv) Five Point Communities, LP and its subsidiary and Five Point Communities Management, Inc. (collectively, the “Five Point Venture”) included in the Preliminary Prospectus, the Prospectus and the Registration Statement, together with the related notes, present fairly, in all material respects, the financial condition of the Predecessor, the Great Park Venture, the San Francisco Venture and the Five Point Venture, respectively, as of the dates indicated, and the results of operations and cash flows of the Predecessor, the Great Park Venture, the San Francisco Venture and the Five Point Venture, respectively, for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The balance sheet of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related notes, presents fairly, in all material respects, the financial condition of the Company as of the date indicated, complies as to form, in all material respects, with the applicable accounting requirements of the Securities Act and has been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Consolidated Financial Information” in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements and the related notes thereto included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements and the related notes thereto included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form, in all material respects, with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(r) Except as set forth in the Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or the Great Park Venture or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(s) Except as set forth in or contemplated in the Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect:

(i) the Company or its Subsidiaries or the Great Park Venture have good and marketable title (fee or leasehold) to all of the real properties owned by them (fee or leasehold) and the improvements located thereon described in the Disclosure Package and the Prospectus as being owned or leased by them (each such property, individually, a “Property” and collectively, the “Properties”), free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except for such mortgages, pledges, liens, claims, security interests, restrictions or encumbrances now or that will hereafter be executed and as are described in the Disclosure Package and the Prospectus;

(ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties or assets of the Company or any of its Subsidiaries or the Great Park Venture and, to the knowledge of the Company, any of the Option Properties that are required to be disclosed in the Disclosure Package and the Prospectus are disclosed therein;

(iii) each of the Properties and, to the knowledge of the Company, each of the real properties, and the improvements located thereon, described in the Disclosure Package and the Prospectus as being subject to an option or right to purchase or acquire in their favor (each such property, individually, an “Option Property” and collectively, the “Option Properties”) complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties or the Option Properties, as applicable), other than non-compliance that would not render a material portion of any such Property or Option Property, as applicable, unusable for its current, intended or permitted purpose or non-compliance for existing improvements or other portions of the Property or Option Property, as applicable, that are intended to be demolished, renovated and otherwise improved as part of the redevelopment of any Property or Option Property, as applicable, by the Company or its Subsidiaries or the Great Park Venture;

(iv) the Company has not received written notice of any, and, to the Company’s knowledge, there are no pending or threatened condemnation proceedings, zoning changes or other proceedings or actions that will in any material manner affect the size of, use or operation of, improvements on, construction on or access to the Properties or the Option Properties, other than those changes sought by the Company or any of the Five Point Entities;

(v) the mortgages and deeds of trust that encumber the Properties and, to the knowledge of the Company, the Option Properties are not convertible into equity securities of the entity owning such Property or Option Property, as applicable, and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties or Option Properties, as applicable;

(vi) neither the Company nor any of its Subsidiaries, nor the Great Park Venture, nor, to the knowledge of the Company, any tenant of any of the Properties or any of the Option Properties, is in default under (x) any tenant lease (as lessor or lessee, as the case may be) relating to any of the Properties or Option Properties, as applicable, or (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties or Option Properties, as applicable, whether with or without the passage of time or the giving of notice, or both, which would constitute a default under any of such documents or agreements; and

(vii) the Company or one of the Five Point Entities currently has the full power and authority to acquire good and marketable fee title to each of the Option Properties pursuant to option or other agreements that are in full force and effect, and none of the parties to any such option or other agreements are in default thereunder.

(t) None of the Five Point Entities is in violation or default of (i) any provision of its charter or bylaws or similar organizational documents (including, in the case of a limited liability company, its limited liability company agreement and, in the case of a limited partnership, its limited partnership agreement), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(u) Deloitte & Touche LLP, which has certified certain financial statements of the Predecessor, the Great Park Venture, the San Francisco Venture and the Five Point Venture and whose reports with respect to the audited consolidated financial statements and schedules are included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Predecessor, the Great Park Venture, the San Francisco Venture and the Five Point Venture within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(v) There are no unpaid transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by or sale by the Company of the Securities.

(w) Each Five Point Entity has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(x) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company’s or its Subsidiaries’ or the Great Park Venture’s principal suppliers, contractors or customers except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(y) (i) The Company and each of its Subsidiaries and the Great Park Venture are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) all material policies of insurance and fidelity or surety bonds, if any, insuring the Company or any of its Subsidiaries or the Great Park Venture or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and its Subsidiaries and the Great Park Venture are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its Subsidiaries or the Great Park Venture under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; (iv) neither the Company nor any such Subsidiary, nor the Great Park Venture, has been refused any insurance coverage sought or applied for, except as would not reasonably be expected to have a Material Adverse Effect; and (v) neither the Company nor any such Subsidiary, nor the Great Park Venture, has any reason to believe that it will not be able to renew, if desired, its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(z) No Subsidiary of the Company is currently prohibited, directly or indirectly, from (i) paying any dividends to the Company, (ii) making any other distribution on such Subsidiary’s capital stock, (iii) repaying to the Company any loans or advances to such Subsidiary from the Company or (iv) transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as set forth in or contemplated in the Disclosure Package and the Prospectus. The Great Park Venture is not currently prohibited, directly or indirectly, from paying any dividends or making any other distribution to the Company on account of the Company’s interests in the Great Park Venture, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(aa) The Company and its Subsidiaries and the Great Park Venture possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, except as set forth in the Disclosure Package and the Prospectus or where the failure to possess such licenses, certificates, permits or other authorizations would not reasonably be expected to have a Material Adverse Effect, and, except as set forth in or contemplated in the Disclosure Package and the Prospectus, neither the

Company nor any such Subsidiary, nor the Great Park Venture, has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(bb) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences (collectively, the “Specified Procedures”). The Company has no reason to believe that the Great Park Venture does not maintain a system of internal accounting controls sufficient to provide reasonable assurance of the Specified Procedures. Except as disclosed in the Disclosure Package and the Prospectus, the Company is not aware of any material weakness in its internal controls over financial reporting.

(cc) The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(dd) No Five Point Entity or, to the knowledge of the Company, any affiliate of any Five Point Entity has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee) Any third-party statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, in all material respects.

(ff) Except as set forth in the Disclosure Package and the Prospectus, the Company and its Subsidiaries and the Great Park Venture (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) other than non-compliance that would not reasonably be expected to have a Material Adverse Effect, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses other than non-compliance that would not reasonably be expected to have a Material Adverse Effect and (iii) have not received notice of any actual or potential liability under any environmental law, other than for a liability that would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries, nor the Great Park Venture,

has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as set forth in the Disclosure Package and the Prospectus, costs and liabilities currently expected to be incurred by the Company in response to Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries, except in the case of clauses (i) – (iii), that would not reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated postretirement benefit obligations” (within the meaning of FASB Accounting Standards Codification 715-60) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

(hh) As of the date hereof, the Company and, to the knowledge of the Company, its directors and officers, in their capacities as such, are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are in effect and with which the Company is required to comply.

(ii) None of the Five Point Entities nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Five Point Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and none of the Five Point Entities nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Five Point Entities is aware of or has taken any action, directly or indirectly, that would result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company.

(jj) The operations of the Five Point Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Five Point Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) None of the Five Point Entities nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Five Point Entities (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or would result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ll) None of the Five Point Entities nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Five Point Entities, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(mm) Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, none of the Five Point Entities has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor do any of the Five Point Entities have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(nn) As of the Closing Date, all of the significant subsidiaries of the Company, as defined by Rule 1-02 of Regulation S-X, are set forth on Annex A hereto.

(oo) The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted, except where the failure to so own or possess such rights would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the Great Park Venture owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of its business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted. Except as set forth in or contemplated by the Disclosure Package and the Prospectus, to the Company’s knowledge, the Company and its Subsidiaries and the Great Park Venture have not received any notice of any claim or infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how.

(pp) The sale and issuance of the Class A common units of Opco to LenFive in connection with the Concurrent Private Placement, pursuant to the Securities Purchase Agreement and as described in the Disclosure Package and Prospectus, are exempt from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder, and the securities laws of any state having jurisdiction with respect thereto, and none of the Five Point Entities has taken or will take any action that would cause the loss of such exemption. The Concurrent Private Placement will not be integrated with the offering and sale of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(qq) The Registration Statement, the Prospectus, any preliminary prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto[; provided, however, that with respect to an aggregate of [●] shares of Underwritten Securities allocated at the direction of the Company to a fund managed by Castlelake, L.P. and a fund managed by Third Avenue Management, LLC (the “Company Allocated Securities”), the Underwriters shall purchase the Company Allocated Securities at $[●] per share. With respect to the Company Allocated Securities, each Underwriter agrees, severally and not jointly, to purchase that proportion of the Company Allocated Securities that the number of Underwritten Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Underwritten Securities, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.]

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [●] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Company is [●]. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [●], 2017, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account or accounts specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account or accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as practicable the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package so that, as so amended or supplemented, it no longer contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply in all material respects with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement so that, as so amended or supplemented, it no longer contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) The Company will make generally available to its security holders and to the Representatives as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request and maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or to service of process in suits, other than, in the case of such service of process, those suits arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Class A Shares or any securities convertible into, or exercisable, or exchangeable for, Class A Shares; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement; provided, however, that the Company may (i) issue and sell the Securities to be sold hereunder; (ii) issue and sell Class A Shares, or any securities convertible into, or exercisable or exchangeable for, Class A Shares, pursuant to any director or employee equity incentive plan of the Company in effect at the Execution Time; (iii) file one or more registration statements on Form S-8; (iv) issue Class A Shares upon the conversion or exchange of securities or the exercise of warrants outstanding at the Execution Time or issued pursuant to subclause (ii), (v) or (vi); (v) issue and sell in private placements without registration under the Securities Act up to the number of Class A Shares representing 10% of the total number of outstanding Class A Shares (or options, warrants or other securities convertible into, or exercisable or exchangeable for, Class A Shares) in connection with bona fide mergers or acquisitions, joint ventures, strategic partnerships, commercial relationships or other strategic transactions, provided that the acquirer of any such Class A Shares (or options, warrants or other securities convertible into, or exercisable or exchangeable for, Class A Shares) so issued pursuant to this subclause (v) enters into an agreement in the form of Exhibit A hereto with respect to such Class A Shares (or options, warrants or other securities convertible into, or exercisable or exchangeable for,

Class A Shares) for the remainder of the 180-day restricted period; and (vi) issue and sell Class A common units of Opco, and Class B common shares of the Company, in the Concurrent Private Placement.

(h) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(j) hereof for an officer or director of the Company, which waiver shall be substantially in the form of the addendum hereto, and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i) The Company will not permit any Five Point Entity or any affiliate of a Five Point Entity that the Company controls to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange (the “NYSE”); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); provided that the fees and expenses of counsel for the Underwriters relating to this subclause (vii) shall not exceed $30,000; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; provided that the Company shall pay no more than fifty percent (50%) of the cost of any aircraft chartered in connection with any such presentations; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Except as explicitly provided in Section 7 or Section 8, the Underwriters shall pay all of their own costs and expenses, including the costs of their counsel.

(k) The Company agrees to pay (i) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (ii) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (iii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program

(l) The Company covenants with Citigroup Global Markets Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(m) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing, if applicable, with the Commission, legending and record keeping.

(n) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(o) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication so that, as so amended or supplemented, it no longer contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time, not misleading; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened.

(b) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representatives their opinion or opinions and negative assurance letter, each dated the Closing Date or the applicable settlement date, as the case may be, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Representatives shall have received from Proskauer Rose LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the applicable settlement date, as the case may be, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date or the applicable settlement date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or the applicable settlement date, as the case may be, with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the applicable settlement date, as the case may be;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus.

(e) Deloitte & Touche LLP shall have furnished to the Representatives at the Execution Time and at the Closing Date or the applicable settlement date, as the case may be, letters, dated respectively as of the Execution Time and as of the Closing Date or the applicable settlement date, as the case may be, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder, in form and substance satisfactory to the Representatives (except that, in any letter dated the Closing Date, the specified date referred to shall be a date no more than three days prior to such Closing Date).

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease in consolidated total assets or total capital of the Predecessor, the Great Park Venture or the San Francisco Venture specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) Prior to the Closing Date and any settlement date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i) The Securities shall have been approved for listing on the NYSE, subject to official notice of issuance, and evidence of such approval shall have been provided to the Representatives.

(j) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person listed on Schedule IV hereto addressed to the Representatives.

(k) On or prior to the Closing Date, the Concurrent Private Placement shall have been consummated, or will be consummated substantially concurrently with the issuance of the Underwritten Securities and payment therefor in accordance with the terms of this Agreement, on terms substantially consistent with the Disclosure Package and the Prospectus.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The closing pursuant to Section 2 shall take place at the office of Proskauer Rose LLP, counsel for the Underwriters, at 2049 Century Park East, Suite 3200, Los Angeles, CA 90067 on the Closing Date or the applicable settlement date, as the case may be.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees, affiliates and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Securities Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the directors, officers, employees, affiliates and agents of the Company, and each person who controls the Company, within the meaning of either the

Securities Act or the Exchange Act, to the same extent as the indemnity in Section 8(a) to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the indemnity in Section 8(a). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Securities Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters, on the other, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters, severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault of the Company, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Company shall have the same rights to contribution as the Company subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Class A Shares shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered, telefaxed or sent by electronic transmission/email to (a) the Citigroup Global Markets Inc. General Counsel (fax no.: (646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, (b) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, 4th Floor (fax no.: (212) 622-8458), (c) RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281, Attention: Equity Syndicate and (d) Wells Fargo Securities, LLC, 375 Park Avenue, 7th Floor, New York, New York 10152, Attention: Legal Department; or, if sent to the Company, will be mailed, delivered or telefaxed to the Chief Executive Officer, Five Point Holdings, LLC, 25 Enterprise, Suite 300, Aliso Viejo, California 92656 and confirmed to it at Five Point Holdings, LLC, 25 Enterprise, Suite 300, Aliso Viejo, California 92656, attention of the Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Securities Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Five Point Holdings, LLC

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC Wells Fargo Securities, LLC

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	RBC Capital Markets, LLC

By:
Name:
Title:

By:	Wells Fargo Securities, LLC

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
Deutsche Bank Securities Inc.
Evercore Group L.L.C.
Zelman Partners LLC
JMP Securities LLC

Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE III

Schedule of Written Testing-the-Waters Communications

SCHEDULE IV

Lock-up Agreement Signatories

Institutional Holders

•	Anchorage Capital Master Offshore, Ltd.

•	Castlelake I, L.P.

•	TCO Fund, L.P.

•	TCO Investors L.P.

•	TCS Diamond Solutions, LLC

•	TCS II REO LLC

•	HFET Opportunities LLC

•	HPSCP Opportunities, L.P.

•	LenFive, LLC

•	LenFive Sub, LLC

•	LenFive Sub III, LLC

•	UST Lennar HW Scala SF Joint Venture

•	Marathon Asset Management, LP, on behalf of certain of its affiliated funds and managed accounts that constitute the Marathon Group

•	OZ Domestic Partners, L.P.

•	OZ Domestic Partners II, L.P.

•	OZ Overseas Intermediate Fund, L.P.

•	OZ Overseas Intermediate Fund II, L.P.

•	Third Avenue Trust on behalf of Third Avenue Real Estate Value Fund

Directors and Executive Officers

•	Michael White

•	Kathleen Brown

•	Michael Alvarado

•	Evan Carruthers

•	Michael Rossi

•	Gary Hunt

•	Jonathan Foster

•	Michael Winer

•	William Browning

•	Lynn Jochim

•	Jonathan Jaffe

•	Greg McWilliams

•	Rick Beckwitt

•	Erik Higgins

•	Stuart Miller

•	Emile Haddad

•	Kofi Bonner

ANNEX A

Subsidiaries

Five Point Operating Company, LLC

Five Point Holdings, Inc.

Five Point Communities Management, Inc.

Five Point Communities, LP

Five Point Land, LLC

LandSource Holding Company, LLC

NWHL GP LLC

The Newhall Land and Farming Company (A California limited partnership)

The Newhall Land and Farming Company, Inc.

The Newhall Land and Farming Company, LLC

Tournament Players Club at Valencia, LLC

LandSource Communities Development Sub LLC

Southwest Communities Development LLC

Legacy Lands, LLC

SRV Holdings

Stevenson Ranch Venture, LLC

Southwest Communities Development LLC

Legacy Lands, LLC

Five Point Heritage Fields, LLC

The Shipyard Communities, LLC

The Shipyard Communities Retail Operator, LLC

AG Phase 1 SLP, LLC

AG Phase 2 SLP, LLC

AG Phase 3B SLP, LLC

CP Development Co., LLC

TSC Management Co., LLC

[Form of Lock-Up Agreement]	EXHIBIT A

Five Point Holdings, LLC

Public Offering of Class A Common Shares

[            ], 2017

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Five Point Holdings, LLC, a Delaware limited liability company (the “Company”), and each of you as representatives (the “Representatives”) of a group of underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of Class A common shares of the Company (the “Class A Shares”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, with respect to (i) any membership interests in the Company or Five Point Operating Company, LLC or (ii) any Class A Shares or any securities convertible into, or exercisable or exchangeable for Class A Shares (collectively, the “Lock-up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “Lock-up Period”). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Class A Shares the undersigned may purchase in the Offering.

The restrictions in this letter agreement shall not apply to:

(i)	the transfer of Lock-up Securities (a) as a bona fide gift or gifts, (b) by will, other testamentary document or intestate succession, (c) to a Family Member (as defined below), (d) to a trust for the direct or indirect benefit of the undersigned and/or one or more Family Members, (e) to a charitable trust, or (f) to a corporation, limited liability company or partnership wholly owned by the undersigned and/or one or more Family Members;

(ii)	if the undersigned is a corporation, partnership or limited liability company, the distribution of Lock-up Securities to the partners, members, stockholders or affiliates of such entity;

(iii)	the transfer of Lock-up Securities to the Company (a) pursuant to the exercise, including a cashless exercise, of any option to purchase Class A Shares granted by the Company pursuant to employee benefit plans or arrangements described in the registration statement on Form S-11 of the Company relating to the Class A Shares sold in the Offering (the “Registration Statement”) or the final prospectus relating to the Class A Shares sold in the Offering (the “Prospectus”), where any Class A Shares received by the undersigned upon any such exercise will be subject to the terms of this letter agreement, or (b) for the purpose of satisfying any applicable federal or state income or employment taxes or withholding taxes due as a result of the exercise, including a cashless exercise, of any option to purchase Class A Shares or the vesting of any restricted share awards granted by the Company pursuant to employee benefit plans or arrangements described in the Registration Statement or the Prospectus, where any Class A Shares received by the undersigned upon any such exercise or vesting will be subject to the terms of this letter agreement;

(iv)	any transfer of Lock-up Securities (a) to any other person or entity (or group of persons or entities) that has executed a letter agreement substantially in the form of this letter agreement relating to the Offering, or (b) to one or more persons or entities controlling, controlled by or under common control with such persons or entities;

(v)	transactions relating to Lock-up Securities acquired in open market transactions after the completion of the Offering;

(vi)	the transfer of Lock-up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Class A Shares involving a change of control of the Company that has been approved by the Company’s board of directors; provided that if such a transaction is not completed, the Lock-up Securities owned by the undersigned shall remain subject to the restrictions contained in this letter agreement;

(vii)	if Five Point Operating Company, LLC is converted into a limited partnership, the conversion or exchange of interests in Five Point Operating Company, LLC into or for general partner or limited partner interests in such limited partnership (which interests, following the conversion or exchange, will be subject to the terms of this letter agreement); and

(viii)	any transfer pursuant to an order of a court or regulatory agency or to comply with any regulations or investment guideline limits that are provided to the Representatives prior to the date hereof and which relate to ownership of the Lock-Up Securities; provided that, prior to any such transfer, the undersigned shall certify in writing to the Representatives that such transfer is required to comply with such order, regulations or guideline limits; and, provided further that, if, in connection with any such transfer the undersigned (or any transferee) is required to file a report under the Exchange Act, (a) such report shall include a statement to the effect that the filing relates to the transfer of securities pursuant to an order of a court or regulatory agency or to comply with regulations or investment guideline limits related to the ownership of the Lock-Up Securities, as applicable, unless such a statement would be prohibited by such order or regulations, and (b) the undersigned shall provide a draft of such report to the Representatives at least two business days prior to the filing thereof.

It shall be a condition to any transfer pursuant to each of clauses (i) – (v) above that, prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, in connection with such transfer, except that if any Lock-Up Securities are transferred pursuant to clause (ii) or (iv) above, that transfer may be disclosed in the financial statements of the transferor or its parent as required by generally accepted accounting principles.

It shall be a further condition to any transfer pursuant to clause (i), (ii) or (iv) above that (x) any such transfer shall not involve a disposition for value, and (y) each transferee in connection with any transfer pursuant to such clauses executes and delivers to the Representatives a letter agreement substantially in the form of this letter agreement.

For purposes of this letter agreement, the term “Family Member” shall mean any relationship by blood, domestic partnership, marriage or adoption not more remote than first cousin.

In addition, the restrictions described in this letter agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan during the Lock-up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Class A Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.

Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If the Company or any record or beneficial owner of Lock-Up Securities subject to a lock-up agreement for the benefit of the Underwriters (each, a “Lock-Up Party”) is granted an early release during the Lock-Up Period from any restriction set forth in such Lock-Up Party’s lock-up agreement to participate in any public or private offering or sale (an “Exit Transaction”), then the undersigned shall be notified and, upon written notice to the Representatives, shall be granted an early release in the same manner and on the same terms (including with respect to any conditions or provisos that apply to such release) from such restriction solely to participate in such Exit Transaction or undertake a transaction that is substantially similar to the Exit Transaction, on a pro rata basis based on the percentage of Class A Shares held by each such other Lock-Up Party that are released from such restriction (or, in the case of the Company, based on the percentage of Class A Shares issued and outstanding) in connection with the Exit Transaction. Notwithstanding the foregoing, any Class A Shares that are not sold in the Exit Transaction shall remain subject to the restrictions contained in this letter agreement and, if the Exit Transaction is a public offering or sale that is underwritten and the undersigned participates in such Exit Transaction, then the undersigned shall, if requested by the Representatives, also enter into a new letter agreement covering any remaining Class A Shares that are not sold in the underwritten Exit Transaction.

If (i) the Underwriting Agreement is not entered into by August 15, 2017, (ii) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) terminates prior to payment for the delivery of the Class A Shares to be sold thereunder, or (iii) the Representatives, on behalf of the Underwriters, advise the Company, or the Company advises the Representatives, in each case, in writing prior to the execution of the Underwriting Agreement, that they have, or it has, determined not to proceed with the Offering, then, in each such case, the undersigned shall be automatically and immediately released from all obligations under this letter agreement, and this letter agreement shall be of no further force or effect.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws and principles thereof.

Yours very truly,

Signature

Print Name of Signatory

[Form of Press Release]	EXHIBIT B

Five Point Holdings, LLC

[Date]

Five Point Holdings, LLC (the “Company”) announced today that Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, the lead book-running managers in the Company’s recent public sale of [●] Class A common shares, are [waiving] [releasing] a lock-up restriction with respect to Class A common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                 , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[Form of Waiver of Lock-up]	ADDENDUM

[Letterhead]

Five Point Holdings, LLC

Public Offering of Class A Common Shares

             , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Five Point Holdings, LLC (the “Company”) of [●] Class A common shares (the “Class A Shares”) of the Company and the lock-up letter dated [●], 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20    , with respect to                  Class A Shares (the “Shares”).

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of CGMI Representative]

[Name and title of CGMI Representative]

[Signature of JPM Representative]

[Name and title of JPM Representative]

cc: Company